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                                                                   EXHIBIT 23(c)


                       CONSENT OF INDEPENDENT AUDITORS'

The Board of Directors
Guarantee Life Insurance Company:

We consent to incorporation by reference in the registration statement on Form S-8 use of our report dated December 10, 1996, on the financial statements of Guarantee Life Insurance Company Thrift Savings Plan and the related financial statement schedules as of September 30, 1996 and 1995, and for each of the years in the three-year period ended September 30, 1996.


                                                    /s/ KPMG Peat Marwick LLP
Omaha, Nebraska
December 12, 1996